UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 28, 2023
Date of Report (date of earliest event reported)
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SunCoke Energy, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State of Incorporation)	001-35243 (Commission File Number)	90-0640593 (IRS Employer Identification Number)
1011 Warrenville Road, Suite 600
Lisle,	IL	60532
(Address of principal executive offices and zip code)

(630)	824-1000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	SXC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 23, 2023, SunCoke Energy, Inc. (the “Company”) announced that Andrei A. Mikhalevsky has been appointed as a member of the Board of Directors (the “Board”), effective immediately.

Mr. Mikhalevsky, 68, is a highly experienced senior-level executive, with global manufacturing and marketing expertise, and significant engagement in trade advocacy and legislative efforts in Washington D.C. He is the former President and Chief Executive Officer of California Dairies, Inc., a leading milk marketing and processing cooperative. Prior to California Dairies, Inc., he was managing director of global ingredients and food services at Fonterra Cooperative Group Ltd., the world's largest dairy exporter. Previously, Mr. Mikhalevsky held senior executive positions at Campbell Soup Company [NYSE: CPB], Georgia Pacific Corp. [former NYSE: GP] (a large privately held manufacturer and distributor of pulp and paper products) and Symrise Inc., an American affiliate of Symrise AG [FWB: SY1] (global manufacturer of flavor and fragrance chemicals). He also has extensive board-level oversight experience as a director of several large private companies and industry associations, including: SmithFoods (a major Ohio-based regional manufacturer and marketer of dairy products), where he has served as a Director since 2017; The International Dairy Foods Association (Executive Board Member and Ingredient Committee Chairman from 2014 to 2021); Dairy America (Board Member from 2012 to 2020 and Chairman from 2018 to 2020); The National Milk Producers Federation (Board Member and Delegate from 2019 to 2020); Challenge Food Products (Board Chairman from 2012 to 2019); the U.S. Dairy Export Council (Board Member from 2012 to 2019); and the Dairy Innovation Center (Board Member from 2012 to 2019).

The Board has determined that Mr. Mikhalevsky is an independent director in accordance with guidelines that the Company has adopted in compliance with applicable listing standards of the New York Stock Exchange. He will serve on both the Compensation Committee and the Governance Committee of the Board and will be in the class of directors standing for re-election at the Company’s 2023 Annual Meeting of Stockholders. There is no arrangement or understanding between Mr. Mikhalevsky and any other person pursuant to which Mr. Mikhalevsky was selected as a director.

Mr. Mikhalevsky has no family relationship with any of the Company’s directors or executive officers, or any persons nominated or chosen by the Company to be a director or an executive officer. In addition, he has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Mr. Mikhalevsky will participate in the standard compensation program for the Company’s non-employee directors, described on pages 24 and 25 of the Company’s definitive Proxy Statement for its 2022 Annual Meeting of Stockholders (filed with the Securities and Exchange Commission on March 25, 2022), and his compensation will be prorated to reflect the commencement date of his service on the Board. Mr. Mikhalevsky will be indemnified by the Company, pursuant to the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated By-laws, for actions as a director of the Company. In addition, Mr. Mikhalevsky and the Company will enter into the Company’s standard form of indemnification agreement for officers and directors, requiring the Company to indemnify him against certain liabilities that may arise by reason of his service to the Company (or, at the Company’s request, another enterprise), to the fullest extent permitted by Delaware law. The foregoing description of this indemnification is qualified in its entirety by the form of Indemnification Agreement, filed as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed on November 2, 2011.

Item 9.01 - Financial Statements and Exhibits.

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of February, 2023.

SUNCOKE ENERGY, INC.

By:	/s/ Bonnie M. Edeus
Name:	Bonnie M. Edeus
Title:	Vice President and Controller